ABS NEW ISSUE*  BMW Lease 2009-1 - ***PRICED ***

BMWLT 09-1    $2.0bn      AUTO LEASES

Jt Leads/Books: BARC/JPM

Co Managers: Citi, RBC, RBS, SG

                   **** TALF ELIGIBLE ****

CL	SIZE	WAL	M/S	LGL	BENCH+SPRD	CPN	YLD	$PRICE
A1	$347.000	0.28	P-1/A-1+	6/15/10	IntL +5	0.79210	0.79210	100-00
A2	600.000	0.97	Aaa/AAA	4/15/11	EDSF +120	2.04	2.057	99.99206
A3	933.000	1.69	Aaa/AAA	3/15/12	EDSF +170	2.91	2.929	99.99781
A4	120.000	2.23	Aaa/AAA	8/15/13	Swaps+215	3.66	3.696	99.98307

Pricing Speed: 75% PPC to maturity;

OPTIONAL CLEAN-UP CALL: 10%;

754 WA FICO;

HAIRCUTS: A2: 10%,A3: 11%, A4: 12%;

Expected Settle: 6/9/09; Expected Pricing: 6/2/09;

Pricing at noon today

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.